FOR IMMEDIATE RELEASE

Alpha Announces First Quarter 2024 Financial Results

•Reports first quarter net income of $127.0 million, or $9.59 per diluted share
•Generates Adjusted EBITDA of $189.6 million for the quarter

BRISTOL, Tenn., May 6, 2024 - Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today reported financial results for the first quarter ending March 31, 2024.

	(millions, except per share)
	Three months ended
	Mar. 31, 2024	Dec. 31, 2023	Mar. 31, 2023
Net income	$127.0	$176.0	$270.8
Net income per diluted share	$9.59	$12.88	$17.01
Adjusted EBITDA(1)	$189.6	$266.3	$354.4
Operating cash flow	$196.1	$199.4	$177.4
Capital expenditures	($63.6)	($61.5)	($74.2)
Tons of coal sold	4.4	4.6	3.9
__________________________________
1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.

"Despite challenges and softening coal market conditions toward the end of Q1, we are reporting another solid quarter of performance thanks to the diligence of our teams throughout the organization," said Andy Eidson, Alpha's chief executive officer. "While further market deterioration has occurred in the weeks since quarter-close, Alpha remains well positioned to continue adapting to and weathering these market realities and the resulting volatility."

Financial Performance

Alpha reported net income of $127.0 million, or $9.59 per diluted share, for the first quarter 2024, as compared to net income of $176.0 million, or $12.88 per diluted share, in the fourth quarter 2023.

Total Adjusted EBITDA was $189.6 million for the first quarter, compared to $266.3 million in the fourth quarter 2023.

Coal Revenues

	(millions)
	Three months ended
	Mar. 31, 2024	Dec. 31, 2023
Met Segment	$861.3	$954.2

Met Segment (excl. freight & handling)(1)	$727.6	$834.6

Tons Sold	(millions)
	Three months ended
	Mar. 31, 2024	Dec. 31, 2023
Met Segment	4.4	4.5
__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Coal Sales Realization(1)

	(per ton)
	Three months ended
	Mar. 31, 2024	Dec. 31, 2023
Met Segment	$166.68	$183.76
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

First quarter net realized pricing for the Met segment was $166.68 per ton.

The table below provides a breakdown of our Met segment coal sold in the first quarter by pricing mechanism.

	(in millions, except per ton data)
Met Segment Sales	Three months ended Mar. 31, 2024
	Tons Sold	Coal Revenues	Realization/ton(1)	% of Met Tons Sold
Export - Other Pricing Mechanisms	2.0	$344.6	$172.24	51%
Domestic	0.9	$149.6	$164.89	23%
Export - Australian Indexed	1.1	$201.4	$193.70	26%
Total Met Coal Revenues	4.0	$695.6	$176.20	100%
Thermal Coal Revenues	0.4	$32.0	$76.53
Total Met Segment Coal Revenues (excl. freight & handling)(1)	4.4	$727.6	$166.68
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	Mar. 31, 2024	Dec. 31, 2023 (2)
Met Segment	$648.3	$662.5
Met Segment (excl. freight & handling/idle)(1)	$504.8	$540.5

(per ton)
Met Segment(1)	$115.65	$119.00

__________________________________
1. Represents Non-GAAP cost of coal sales and Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."
2. For comparability purposes, certain immaterial segment information for the three months ended December 31, 2023 has been recast to conform to the current year presentation.

Alpha's Met segment cost of coal sales decreased to an average of $115.65 per ton in the first quarter, compared to $119.00 per ton in the fourth quarter 2023.

Liquidity and Capital Resources

Cash provided by operating activities in the first quarter decreased to $196.1 million as compared to $199.4 million in the fourth quarter 2023. Capital expenditures for the first quarter were $63.6 million compared to $61.5 million for the fourth quarter 2023.

As of March 31, 2024, the company had total liquidity of $288.1 million, including cash and cash equivalents of $269.4 million and $93.7 million of unused availability under the ABL, partially offset by a minimum required liquidity of $75.0 million as required by the ABL. As of March 31, 2024, the company had no borrowings and $61.3 million in letters of credit outstanding under the ABL. Total long-term debt, including the current portion of long-term debt as of March 31, 2024, was $9.4 million and consisted primarily of equipment financing obligations.

Share Repurchase Program

As previously announced, Alpha's board of directors authorized a share repurchase program allowing for the expenditure of up to $1.5 billion for the repurchase of the company's common stock. As of April 30, 2024, the company has acquired approximately 6.6 million shares of common stock at a cost of approximately $1.1 billion, or approximately $165.74 per share. The number of common stock shares outstanding as of April 30, 2024 was 13,007,215. The outstanding share count does not include the potentially dilutive effect of unvested equity awards.

The timing and amount of share repurchases will continue to be determined by the company's management based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the company's debt agreements, and other factors.

Results of Alpha's 2024 Annual Meeting of Stockholders

The company's annual meeting of stockholders was held on May 2, 2024, and stockholders elected all seven members of Alpha's board of directors to one-year terms. Stockholders also approved an amendment to the company’s certificate of incorporation that replaces stockholder supermajority voting requirements with majority voting requirements. The complete voting results from the annual meeting have been filed with the Securities and Exchange Commission on Form 8-K.

2024 Guidance Adjustments and Performance Update

Alpha is increasing its full-year guidance for idle operations expense to between $25 million and $33 million, up from the previously announced range of $18 million to $28 million. Additionally, the company is reducing its 2024 tax rate guidance to a range of 10% to 15%, down from the prior range of 12% to 17%.

As of April 24, 2024, at the midpoint of guidance, Alpha has committed and priced approximately 49% of its metallurgical coal for the year at an average price of $168.26 per ton and 100% of thermal coal for the year at an average expected price of $76.10 per ton.

	2024 Guidance
in millions of tons	Low	High
Metallurgical	15.5	16.5
Thermal	0.9	1.3
Met Segment - Total Shipments	16.4	17.8

Committed/Priced[1,2,3]	Committed	Average Price
Metallurgical - Domestic		$161.41
Metallurgical - Export		$175.50
Metallurgical Total	49%	$168.26
Thermal	100%	$76.10
Met Segment	53%	$155.48

Committed/Unpriced[1,3]	Committed
Metallurgical Total	49%
Thermal	—%
Met Segment	46%

Costs per ton[4]	Low	High
Met Segment	$110.00	$116.00

In millions (except taxes)	Low	High
SG&A5	$60	$66
Idle Operations Expense	$25	$33
Net Cash Interest Income	$2	$8
DD&A	$140	$160
Capital Expenditures	$210	$240
Capital Contributions to Equity Affiliates[6]	$40	$50
Tax Rate	10%	15%
Notes:
1.Based on committed and priced coal shipments as of April 24, 2024. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have varied historically and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
5.Excludes expenses related to non-cash stock compensation and non-recurring expenses.
6.Includes contributions to fund normal operations at our DTA export facility and expected capital investments related to the facility upgrades.

Conference Call

The company plans to hold a conference call regarding its first quarter results on May 6, 2024, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://alphametresources.com/investors. Analysts who would like to participate in the conference call should dial 877-407-0832 (domestic toll-free) or 201-689-8433 (international) approximately 15 minutes prior to start time.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur. See Alpha’s filings with the U.S. Securities and Exchange Commission for more information.

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” and “non-GAAP coal margin.” We use Adjusted EBITDA to measure the operating performance of our segments and allocate resources to the segments. Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or any other measure of operating results, financial performance, or liquidity presented in accordance with GAAP. Moreover, this measure is not calculated identically by all companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is presented because management believes it is a useful indicator of the financial performance of our coal operations. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, and idled and closed mine costs. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments and other factors.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures. For comparability purposes, certain immaterial segment information for the three months ended March 31, 2023 and December 31, 2023 have been recast to conform to the current year presentation.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenues:
Coal revenues	$861,283	$906,698
Other revenues	2,789	4,537
Total revenues	864,072	911,235
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	648,313	539,137
Depreciation, depletion and amortization	40,701	29,423
Accretion on asset retirement obligations	6,143	6,377
Amortization of acquired intangibles, net	1,675	2,197
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	22,377	20,692
Other operating loss (income)	2,985	(1,092)
Total costs and expenses	722,194	596,734
Income from operations	141,878	314,501
Other (expense) income:
Interest expense	(1,086)	(1,720)
Interest income	3,971	1,518
Equity loss in affiliates	(1,640)	(1,748)
Miscellaneous (expense) income, net	(1,963)	631
Total other expense, net	(718)	(1,319)
Income before income taxes	141,160	313,182
Income tax expense	(14,165)	(42,411)
Net income	$126,995	$270,771

Basic income per common share	$9.77	$17.74
Diluted income per common share	$9.59	$17.01

Weighted average shares – basic	13,002,127	15,266,895
Weighted average shares – diluted	13,236,596	15,916,378

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$269,386	$268,207
Trade accounts receivable, net of allowance for credit losses of $217 and $234 as of March 31, 2024 and December 31, 2023, respectively	526,222	509,682
Inventories, net	246,033	231,344
Prepaid expenses and other current assets	34,868	39,064
Total current assets	1,076,509	1,048,297
Property, plant, and equipment, net of accumulated depreciation and amortization of $588,735 and $558,905 as of March 31, 2024 and December 31, 2023, respectively	607,637	588,992
Owned and leased mineral rights, net of accumulated depletion and amortization of $106,429 and $99,826 as of March 31, 2024 and December 31, 2023, respectively	449,892	451,160
Other acquired intangibles, net of accumulated amortization of $40,218 and $38,543 as of March 31, 2024 and December 31, 2023, respectively	44,904	46,579
Long-term restricted investments	38,055	40,597
Long-term restricted cash	121,927	115,918
Deferred income taxes	8,284	8,028
Other non-current assets	113,601	106,486
Total assets	$2,460,809	$2,406,057
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,392	$3,582
Trade accounts payable	151,453	128,836
Accrued expenses and other current liabilities	186,444	177,512
Total current liabilities	341,289	309,930
Long-term debt	6,034	6,792
Workers’ compensation and black lung obligations	186,023	189,226
Pension obligations	101,800	101,908
Asset retirement obligations	172,758	166,509
Deferred income taxes	41,226	39,142
Other non-current liabilities	20,535	18,622
Total liabilities	869,665	832,129
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5,000,000 shares authorized, none issued	—	—
Common stock - par value $0.01, 50,000,000 shares authorized, 22,371,165 issued and 13,007,215 outstanding at March 31, 2024 and 22,058,135 issued and 12,938,679 outstanding at December 31, 2023	224	221
Additional paid-in capital	830,536	834,482
Accumulated other comprehensive loss	(39,837)	(40,587)
Treasury stock, at cost: 9,363,950 shares at March 31, 2024 and 9,119,456 shares at December 31, 2023	(1,295,639)	(1,189,715)
Retained earnings	2,095,860	1,969,527
Total stockholders’ equity	1,591,144	1,573,928
Total liabilities and stockholders’ equity	$2,460,809	$2,406,057

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net income	$126,995	$270,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	40,701	29,423
Amortization of acquired intangibles, net	1,675	2,197
Amortization of debt issuance costs and accretion of debt discount	280	534
Loss (gain) on disposal of assets	1,610	(2,363)
Accretion on asset retirement obligations	6,143	6,377
Employee benefit plans, net	3,833	3,261
Deferred income taxes	1,614	14,432
Stock-based compensation	2,769	3,034
Equity loss in affiliates	1,640	1,748
Other, net	(197)	126
Changes in operating assets and liabilities	9,011	(152,153)
Net cash provided by operating activities	196,074	177,387
Investing activities:
Capital expenditures	(63,618)	(74,248)
Proceeds on disposal of assets	287	3,478
Cash paid for business acquired	—	(11,919)
Purchases of investment securities	(7,230)	(141,750)
Sales and maturities of investment securities	10,172	204,660
Capital contributions to equity affiliates	(8,476)	(8,124)
Other, net	6	12
Net cash used in investing activities	(68,859)	(27,891)
Financing activities:
Principal repayments of long-term debt	(632)	(438)
Dividend and dividend equivalents paid	(3,000)	(85,979)
Common stock repurchases and related expenses	(116,089)	(144,919)
Other, net	(306)	(116)
Net cash used in financing activities	(120,027)	(231,452)
Net increase (decrease) in cash and cash equivalents and restricted cash	7,188	(81,956)
Cash and cash equivalents and restricted cash at beginning of period	384,125	355,394
Cash and cash equivalents and restricted cash at end of period	$391,313	$273,438

Supplemental disclosure of noncash investing and financing activities:
Financing leases and capital financing - equipment	$—	$1,753
Accrued capital expenditures	$14,525	$13,703
Accrued common stock repurchases and stock repurchase excise tax	$4,665	$5,995
Accrued dividend payable	$525	$8,973

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows.

	As of March 31,
	2024	2023
Cash and cash equivalents	$269,386	$222,507
Long-term restricted cash	121,927	50,931
Total cash and cash equivalents and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$391,313	$273,438

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net income	$126,995	$176,016	$270,771
Interest expense	1,086	1,601	1,720
Interest income	(3,971)	(3,022)	(1,518)
Income tax expense	14,165	28,530	42,411
Depreciation, depletion and amortization	40,701	42,638	29,423
Non-cash stock compensation expense	2,769	9,339	3,034
Loss on extinguishment of debt	—	2,753	—
Accretion on asset retirement obligations	6,143	6,371	6,377
Amortization of acquired intangibles, net	1,675	2,065	2,197
Adjusted EBITDA	$189,563	$266,291	$354,415

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended
(In thousands, except for per ton data)	March 31, 2024	December 31, 2023	March 31, 2023
Coal revenues	$861,283	$957,127	$906,698
Coal revenues - All Other	—	(2,946)	(19,691)
Coal revenues - Met	861,283	954,181	887,007
Less: Freight and handling fulfillment revenues	(133,724)	(119,539)	(106,252)
Non-GAAP Coal revenues - Met	$727,559	$834,642	$780,755
Non-GAAP Coal sales realization per ton - Met	$166.68	$183.76	$208.93

Cost of coal sales (exclusive of items shown separately below)	$648,313	$668,879	$539,137
Depreciation, depletion and amortization - production (1)	40,396	42,325	29,137
Accretion on asset retirement obligations	6,143	6,371	6,377
Amortization of acquired intangibles, net	1,675	2,065	2,197
Total Cost of coal sales	696,527	719,640	576,848
Total Cost of coal sales - All Other	—	(18,101)	(17,921)
Total Cost of coal sales - Met	696,527	701,539	558,927
Less: Freight and handling costs - Met	(133,724)	(119,539)	(106,252)
Less: Depreciation, depletion and amortization - production - Met (1)	(40,396)	(33,295)	(28,879)
Less: Accretion on asset retirement obligations - Met	(6,143)	(3,721)	(3,722)
Less: Amortization of acquired intangibles, net - Met	(1,675)	(2,065)	(2,197)
Less: Idled and closed mine costs - Met	(9,775)	(2,435)	(4,709)
Non-GAAP Cost of coal sales - Met	$504,814	$540,484	$413,168
Non-GAAP Cost of coal sales per ton - Met	$115.65	$119.00	$110.56

GAAP Coal margin - Met	$164,756	$252,642	$328,080
GAAP Coal margin per ton - Met	$37.74	$55.62	$87.79

Non GAAP Coal margin - Met	$222,745	$294,158	$367,587
Non GAAP Coal margin per ton - Met	$51.03	$64.76	$98.36

Tons sold - Met	4,365	4,542	3,737
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended March 31, 2024
(In thousands, except for per ton data)	Tons Sold	Coal Revenues	Non-GAAP Coal sales realization per ton	% of Met Tons Sold
Export - other pricing mechanisms	2,001	$344,643	$172.24	51%
Domestic	907	149,559	$164.89	23%
Export - Australian indexed	1,040	201,443	$193.70	26%
Total Met segment - met coal	3,948	695,645	$176.20	100%
Met segment - thermal coal	417	31,914	$76.53
Non-GAAP Coal revenues	4,365	727,559	$166.68
Add: Freight and handling fulfillment revenues	—	133,724
Coal revenues	4,365	$861,283